Exhibit 10.16

Form of Standard Plant Lease Agreement

Lessor (“Party A”): Changzhou Wujin Urban Resources Operation Co., Ltd.

Address: 17F, Building 3, Tianhao Building, No.1 Wuyi Middle Road, Hutang Town, Wujin District

Legal Representative: Liu Jingen

Lessee (“Party B”): Crazy Industry (Changzhou) Industry Technology Co., Ltd.

Changzhou City Wujin District, Niu Tong Town, Hong Xi Road, No. 199, the first floor of the second building

Legal representative: Li Lin

According to the provisions of the Civil Code of the People's Republic of China and other relevant laws and regulations, both parties, on the basis of equality, voluntariness, fairness and honesty and credit, and by consensus, hereby sign this contract on matters related to Party B's lease of Party A's plant as follows.

I.	Leased plant overview
a.	The leased premise under this contract are located at: No. 199 Hong Xi Road(the "Leased Premise").
b.	The area of the plant leased by Party B is about 2968.9 square meters, subject to the actual floor area occupied by Party B.
c.	Party A is responsible for laying the water pipes and power lines of the leased plant to the outside of the plant wall, and Party B is responsible for installing the water and power facilities into the leased area.
II.	Use of Leased Premise
a.	The leases premise shall be used for manufacturing and processing of flooring and panel.
b.	Without the written consent of Party A, Party B shall not change the use of the Leased Premise and shall not use the Leased Premise for the production and operation of products other than those agreed above. Party A has the right to inspect Party B's business license, corresponding production and operation qualification certificate including the scope of future production and operation (if Party B is required to have permission under the corresponding laws and regulations).
c.	Party A has the right to request Party B to present business license, production and operation qualification documents before entering the site, Party B shall not refuse or delay to provide. If Party B fails to provide the aforementioned legal and valid documents before the operation, Party A has the right to terminate this contract; if the authorized operation certificate expires, Party A has the right to request Party B to rectify it within a certain period of time, and if Party B fails to do so, Party A has the right to terminate this contract; if Party B is investigated and dealt with by the relevant authorities for operation of illegal business, resulting in Party B not being able to continue to operate the agreed business in paragraph a, Party A has the right to terminate this contract; if the aforementioned situation occurs and Party A terminates this contract, Party A shall not be liable to Party B for breach of contract or any liabilities.

d.	A copy of Party B's business license, tax registration certificate and other relevant qualification certificates shall be attached as exhibits of this contract and saved by Party A as copies.
III.	Lease Term
a.	Party B lease term is from _____________ to _____________.
b.	After the expiration of the lease term, if Party B needs to continue to lease the plant, it shall submit a request for renewal of the lease to Party A in writing three months before the expiration of the lease term, and both parties shall sign another lease contract after consensus
c.	From three months before the expiration of the Lease Term, Party A has the right to make all preparations for the re-letting, including showing the Leased Premise to the prospective tenant and making reasonable and necessary inspections and repairs. Party B shall, within three months prior to the expiration of the Lease Term, at any reasonable time upon prior notice, unconditionally allow the new tenant or user who will take up or use the Leased Premise after the expiration of the Lease Term to inspect the Leased Premise and all parts thereof, and Party A has the right to post a notice of invitation to rent at the Leased Premise.
IV.	Delivery of leased plant

Both Party A and Party B had delivered the leased plant for use in accordance with the agreed time.

V.	Rent and payment
a.	Leased Premise: Building No.2 Plant; the rental currency is RMB; the rent is based on RMB18 / per square meter / per month, for a total area of 2968.92 square meters. The total rental fee payable by Party B during the lease period is RMB _____________ , which shall be calculated from the date of delivery of the plant.
b.	Party B shall pay all the rent for the current lease term within seven days after the effective date of this contract; next term shall be paid within ten business days before the expiration of the current lease term; Party A shall issue an official lease invoice to Party B at the same time. The following lease term and payment method shall be the same.
c.	Party B shall not claim rent deduction or waiver from Party A for reasons such as the common facilities and equipment in the rental area were on the shared or public passage.
VI.	Emergency and site maintenance
a.	In case of emergency, Party A may, at its discretion, pause the supply of water, electricity, gas and heat to the site or suspend the operation of facilities and equipment such as elevators without notifying Party B. However, Party B shall be notified through appropriate manners as soon as possible after
b.	Party A shall not be responsible for any interruption of water, electricity, gas and heat supply or suspension of operation of facilities and equipment such as air conditioners and elevators due to emergencies, or requests or orders from public sectors or government authorities.
c.	If the site and related facilities and equipment are damaged or other property is lost due to the handling of emergency (whether due to the actions of Party A or relevant government department staff), Party B shall be solely responsible for all goods and equipment belonging to Party B

d.	The site shall be repaired by Party A if it is damaged due to the quality of construction. However, Party A shall not compensate or indemnify Party B for the maintenance of the site and its related facilities and equipment and energy supply system for such damage. The scope of Party A's responsibility for the maintenance of the site is limited to the structural part of the site, the equipment and facilities provided by Party A at the time of handover and the common parts/areas (except as otherwise agreed in this contract). The facilities and equipment renovated or added by Party B shall be maintained by Party B.
e.	Any loss or damage to Party B’s property or any other person caused by any defect or failure of elevators, fire protection, security equipment, air conditioning equipment or other equipment, or by the failure, breakdown or suspension of electricity, water, gas, telephone or other supplies, or by the leakage of water, smoke, fire or any other substance, or by the breeding of rats, termites, roaches or other vermin, or by explosion, theft or robbery, Party A shall not be liable to Party B or any other person for any loss or damage to Party B or any other person's property caused by the explosion, theft, robbery. Party A shall be liable for direct economic loss resulting from the destruction of Party B tangible property if the above is directly caused by Party A’s fault only.
f.	If at any time, with no fault of Party A, Party A shall not be liable to Party B for any compensation or reduction of your rent or other charges to the interruption of supply of water, electricity or other services to the Lease Premise. Party A’s provision of security personnel, management personnel, machinery of any nature, electronic security systems (if any) to the Lease Premise shall not constitute a security or custody obligation of Party A in respect of the Lease Premises or the property therein. Unless Party A is at fault, Party B shall at all times be solely responsible for the Lease Premises or the property therein.
g.	If the supply of water, electricity, heat and other facilities and equipment of the site is interrupted or the operation of elevators and other facilities and equipment suspended due to Party B, Party B shall bear all costs required for repair and compensate for all losses accrued to Party A and third parties as a result.
h.	As a result of Party B's decoration and renovation of the site or other acts of Party B, Party A is unable to inspect or take timely remedial measures for the relevant pipelines, lines and equipment, then Party B shall be responsible for the losses and possible damages due to the occurrence and consequential damages as a result, and Party A shall not be liable.
i.	Party B shall take adequate and effective preventive measures for the goods, equipment, materials, etc. placed by Party B in the site in accordance with the relevant legal provisions and industry practices (if there are no relevant legal provisions or industry practices, Party B shall also take adequate and effective preventive measures according to the characteristics of the relevant goods, equipment, materials, including waterproof, fireproof treatment, etc.). If Party B fails to take relevant preventive measures in accordance with the requirements of this contract, Party B shall be responsible for any loss or consequential damages of Party B's goods, equipment, materials, etc. as a result.

VII.	Party B’s duty of care

a.	From the date of entering into the Lease Premise, Party B shall not change or damage the site structure, exterior wall parts, doorway and any facilities and equipment provided by Party A (including special facilities and equipment and common facilities and equipment) without Party A's written consent.
b.	For the facilities and equipment installed in or through the site, Party B shall pay adequate attention and give sufficient protection
c.	Party B shall comply with the laws and regulations of Republic of China including environmental protection, health, epidemic prevention, culture, public security and fire management when engaging in business activities in the site, and shall be responsible for the safety and security of the items in the site, and shall bear all costs and responsibilities arising therefrom.
d.	Party B warrants that it will use the site and its facilities and equipment normally and reasonably within the scope of operation, and shall not place any objects exceeding the designate function of the site; shall not take any actions that may lead to the reduction or cancellation of Party A’s insurance policy or the increase of insurance premium; shall not take any actions that may lead to the unreasonable shortening of the use longevity of the site, the building where it is located and the related facilities and equipment.
e.	Party B warrants that it will not engage in any behavior that may obstruct or affect the legal rights of Party A or other owners or tenants in the adjacent areas, or other behavior that unreasonably interferes with or disrupts the normal operation of Party A or other owners or tenants. If Party B's operation generates special odor or noise nuisance, Party B shall take effective measures to prevent it. If the special odor (including oil smoke) or noise nuisance generated by Party B's operation seriously affects the surrounding site and public environment, and is determined by the environmental protection department or a legally qualified authorities to that the nuisance exceeds the legal standard, Party A shall have the right to terminate this contract and Party B shall bear the responsibility for breach of contract resulting in early termination of this contract, and Party A shall not be liable for any damage caused by such nuisance. If any testing cost or administrative penalty is involved due to environmental protection issues, Party B shall bear the cost and compensate Party A for the cost caused.
f.	If the leakage of water, smoke, gas and other substances from the site, or the occurrence of fire, explosion and other events endangering public safety, or the occurrence of bad business behavior of Party B, Party A has the right to immediately interrupt the Party B’s business operation and impose penalties, and Party B shall compensate Party A and third parties for the losses (including personal and property damages) suffered as a result.
g.	Damage to Party B's commodities, goods or other property caused by a third party, or loss suffered by Party B, Party B may claim compensation from the third party on its own behalf and Party A shall not be liable for compensation or indemnity for such damage.
VIII.	Change, cancellation and termination of the contract

a.	This contract may be changed by mutual agreement

b.	This contract may cancelled by mutual agreement

c.	Party A has the right to unilaterally terminate this contract and take back the Leased Premise in advance if Party B has any of the following circumstances. After the termination of the contract, Party A shall not be required to return to Party B the rent and security deposit paid by Party B, nor shall Party B be required to pay the corresponding compensation fee or compensation of any nature to Party B. Party B shall bear the losses incurred by Party B as a result of termination:

i.	Without the written consent of Party A, Party B subleases, loans or mortgages all or part of the leased property, or disguises the use of the leased property to others by cooperating with a third party or contracting for business.

ii.	Without the written consent of Party A, Party B changes the use of the plant without permission, or changes the plant (main) structure.

iii.	Unreasonable use of Leased Premise to the Leased Premise caused more than RMB30,000 (including RMB30,000) loss.

iv.	Late payment of rent or other charges for more than 2 months (inclusive).

v.	In the operation and management activities, there are violations of safety, fire prevention, health, product quality, labor and other laws and regulations, departmental regulations; and after Party A notifies Party B to correct, and Party B does not correct within 5 days.

vi.	Using the Leased Premise to store dangerous goods or using the Leased Premise for illegal or criminal activities; and Party B does not correct within 5 days after Party A notifies Party B to correct the situation.

vii.	If Party B has other violations of this contract and does not correct them within 3 days after Party A requests Party B to do so.

viii.	Party B's production and operation activities cause environmental pollution to the leased plant and the surrounding area, and Party B does not cure the pollution within 5 days after Party A notifies it to do so.

d.	Party B may unilaterally terminate this contract if Party A has any of the following circumstances, after termination of the contract, Party A shall return to Party B the rent received and security deposit paid by Party B in excess of the actual rental period, and pay Party B the corresponding compensation fee (but the maximum amount of compensation shall not exceed the standard of one-year rent), and Party A shall bear the losses as a result of termination:

i.	Party A interferes with Party B's independent and autonomous business activities without reason, causing significant (more than RMB100,000) economic losses to Party B.

ii.	Party A does rent out the plant with quality concerns and safety hazards, resulting in Party B’s unable use of Leased Premise.

e.	Notice of Contract Cancellation

i.	When a party terminates the contract, it shall notify the other party in writing.

ii.	The notice of discharge may be served directly in writing, or by mail or fax to the other party's production and business premises; or the notice of discharge may be published in Changzhou Daily, Wujin Daily and other newspapers.

iii.	If the notice of cancellation is served in writing, the notice of cancellation shall take effect when it is signed by the legal representative or other staff of the other party; if it is published in the newspaper, it shall be deemed to be served on the day it is published in the newspaper. The contract shall be terminated on the date the notice of termination is received by the other party or is published.

f.	This contract will be terminated without mutual liability if any of the following occurs:

i.	Leased plant and land expropriated for government planning and construction needs, including public welfare needs and commercial needs.

ii.	The destruction or loss of the leased plant due to force majeure, making the leased plant unsuitable for continued leasing.

iii.	If the lease period expires and the parties do not extend the lease term.

g.	Contract termination, cancellation of subsequent affairs

i.	After the contract is cancelled or terminated, both parties shall settle, clean up and hand over the Leased Premise, etc. in accordance with the provisions of Article VI of this contract.

ii.	If the contract is terminated due to the breach of contract by one party. This does not affect the other party's claim for breach of contract and liability to it.

IX.	Liability for breach of contract

a.	If Party B pays the rent late, for each day of delay, Party B shall pay Party A a liquidated damages of six out of a thousand of the total rent amounts.

b.	Party B shall pay Party A liquidated damages at the rate of 1.2 times the rent for the remaining period of the lease term if Party B surrenders the lease in violation of this contract (early termination of the contract).

c.	If Party B defaults, Party A may deduct the liquidated damages and compensation from the lease deposit. If the security deposit is not enough to offset the amount due, the shortage shall be paid by Party B separately, and Party A may exercise the right of lien on the tangible properties placed in the Lease Premise by Party B, but the lien shall be made with the participation of a notary public.

d.	Party B shall bear the responsibility of compensation and environmental cleanup for damages caused by environmental pollution during production and operation to Party A or a third party.

e.	Party A shall pay Party B liquidated damages at the rate of 1.2 times the rent for the remaining period of the lease term m if Party A surrenders the lease in violation of this contract (early termination of the contract).

f.	If the damage caused by one party's breach of contract to the other party exceeds the liquidated damages, the party in breach of contract shall be liable for the damage in excess of the liquidated damages.

X.	Force majeure

a.	Force majeure refers to natural disasters such as earthquakes, hurricanes, floods, fires, wars and other objective circumstances that cannot be foreseen, avoided and overcome.

b.	If the parties cannot perform the contract due to force majeure, the party affected by the force majeure shall notify the other party in writing within five days from the date of the force majeure and promptly provide the other party with notary public documents proving the existence and impact of the event. The party affected by force majeure may be exempted from all or part of its liability accordingly.

c.	After the occurrence of force majeure, the party affected by force majeure shall take reasonable measures to reduce the damage.

d.	When force majeure occurs, the parties shall negotiate to change or terminate this agreement according to the degree of impact of force majeure on this contract

XI.	Dispute Resolution

a.	All disputes arising from the performance of this contract shall be settled through amicable negotiation between the parties. If the negotiation fails, the parties shall file a lawsuit in the People's Court where the Leased Premise is located, and the litigation costs, attorney's fees, appraisal fees and evaluation fees arising from the lawsuit shall be borne by the losing party.

b.	In the event of a dispute, both parties shall endeavor to maintain the regular production and operation activities in the Leased Premise, and the parties shall mitigate the loss and limit the extent of the harm due to the cause of dispute.

XII.	Other Matters

a.	Any matters not covered by this contract shall be supplemented in writing by both parties and the supplement shall be an integral part of this contract. In the case of conflict between the contents of the supplement and the text of this contract, the supplement shall prevail.

b.	Party A may delegate some or all of the rights and obligations in this contract to a third party to exercise and perform on its behalf without further notice to Party B. Party B shall accept and shall not object to such delegation.

c.	The rights and remedies provided herein are compatible, and not mutually exclusive, with each other and with any other rights or remedies provided by law or agreed to by the parties.

d.	This contract shall take effect on the date of signing by the legal representatives or authorized representatives of Party A and Party B with respective’ seals stamps.

e.	The invalidity of a provision or part of a provision of this contract does not affect the validity of the other provisions.

f.	This contract shall be effective from the date of signature and seal of both parties.

g.	This contract is in five copies, Party A holds three copies and Party B holds two copies

XIII.	If the vibration generated by Party B’s production process affects the surrounding buildings and structures, Party A can stop the rental or adjust the rental area, but Party A shall be liable to Party B’s damage.

Party A (Signature):

/s/Changzhou Wujin Urban Resources Operation Co., Ltd.

[Seal]

Legal Representative: /s/Liu Jingen

Liu Jingen

Party B (Signature): Crazy Industry (Changzhou) Industry Technology Co., Ltd.

[Seal]

Legal representative: /s/Li Lin

Li Lin